                             FIRST SUPPLEMENT TO THE
                    EXECUTIVE AGREEMENT OF DECEMBER 10, 1998

                                                     The parties

                                                     PalWeb. Corp.
                                                     1607 West Commerce Street
                                                     Dallas, Texas 75208/USA

-        hereafter SELLER -                          and

                                                     VIMONTA AG
                                                     Weischselmattstrasse 10a
                                                     4103 Bottmingen/Switzerland

-        hereafter BUYER -

expand upon and put the executive agreement of December 10, 1998, into concrete terms, as follows:

                                    PREAMBLE

Due to the substantial temporary delay that has already occurred with respect to machine and palette production and the thus concurrent suffering of product introduction, the parties agree to change or complete the executive agreement to be valued as follows:

On December 10, 1998, the executive agreement (contract) between the SELLER and BUYER concerning the marketing of rights of the


         - double-clamp high pressure injection molding machine technology (machine)
and

         - the PalWeb modular-synthethic palette technology, consisting of an "upper deck" and a "lower deck" (palette),

and further,

         - the formula of the mixture of various plastics for production of these synthetic palettes (mixture)

was concluded.

The exclusive distribution rights include Europe, Asia and the territories of the former USSR.

Based on this contract, the BUYER has begun to acquire customers for the products machine, palette and mixture (products).

Previous customer acquisitions have led to substantial expenses of a financial and ideal type.

Due to the delays, the BUYER sees himself in an increasingly defensive situation because the promised shipments of the products are missing or have not been carried out, and therefore the reputation of the BUYER is suffering. Here again, it must be pointed out that the SELLER ships the products at cost without profit or margins of any kind and he receives his corresponding profit on his 20% BUYER share.

In order to become successful according to the intention of the contract, the BUYER can, if the SELLER is not in the position to guarantee a production capacity of 100,000 (one hundred thousand) palettes of all kinds by January 1, 2000, demand that the company management promote the products worldwide in a market-relevant way.

The SELLER obligates himself to turn over all relevant documents, files and rights relating directly or indirectly to the products into the hands of the BUYER, if the BUYER demands it from the company management from this time on, without time limitations and in written form.

With the change of the company responsibility for market relevant management from the SELLER to the BUYER, the rights for the South American market will also change and the therewith related economic implications will change from the SELLER to the BUYER. The North American market will remain unaffected by this.

With respect to any possible disputes, regardless of the kind, the SELLER and BUYER agree and choose Hamburg, Germany as the legal jurisdiction and they are subject to German law.

Both parties declare themselves to be in agreement at this time, and if necessary and requested, agree to sign an English translation done by a sworn translator of this first supplement that is legally binding.

Dallas/Basel May 19, 1999

[illegible signature]                                  [illegible signature]
Michael John                                           [illegible] Jackli
CEO and President                                      for VIMONTA AG
PalWeb


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The registrant hired the individual named below to interpret the preceding document from the German language into English. To the best of the registrant's knowledge, the preceding document is a fair and accurate translation.



                                   PALWEB CORPORATION


                                   /s/ Paul A. Kruger
                                   ---------------------------------------
                                   Paul A. Kruger
                                   Chairman of the Board and President


                          CERTIFICATE OF ACCURACY


STATE OF NEW YORK    )
                     ) SS:
COUNTY OF NEW YORK   )

         Tom De Vogolaere, being duly sworn, deposes and says: I am fluent in both the English and German languages. I have made the above translation from a copy of the original document in the German language and hereby certify that the same is a true and complete translation to the best of my knowledge, ability and belief.

                                       /s/ Tom De Vogolaere
                                       ----------------------------------
                                       Tom De Vogolaere

Sworn before me this  May 5 , 2000.
                    --------


Barrie Rosen
--------------------------------------------------------------
Notary Public